Exhibit 10.1


                                                         TSI
TelSys Corporation
                                                    7100 Columbia
Gateway Drive

Columbia, MD 21046

U.S.A.


May 20, 1998


Mr. Joseph T. Pisula
1582 North Colonial Terrace
Arlington, VA 22209


Dear Jay:

Subject: OFFER OF EMPLOYMENT

We  are  pleased to offer you the position of President/Chief
Executive Officer
(<O`>President/CEO<O'>)  of  TSI TelSys Corporation (the
<O`>Company<O'>) at an
annual salary of US$240,000 (US$20,000 monthly) on the terms set out below.

EMPLOYMENT TERM. We would like you to start full-time employment on June 1,
1998 or earlier as mutual agreed. [Confidential portions omitted and filed separately with the Commission.]

SUBSEQUENT APPOINTMENT AS ADVISOR. In addition, the Company  and you  also now
agree  that  the  Company  will  offer  and  that you will accept employment as
Advisor to the Company for a period of 21 months,  which will begin immediately
following  your  employment  as  President/CEO  or as Vice-
Chairman,  whichever
appointment is the latest one held. As Advisor, the  Company and you agree that
your  salary  would  be US$1,000 per month and your time
commitment  would  be
proportionately reduced. Also, during your employment as Advisor, you agree not
to compete with the Company,  as  per  the  section labeled
<O`>Non-Compete<O'>
below.  None  of  the  provisions  pertaining to the
<O`>Additional  Incentive
Compensation<O'>, <O`>Benefits<O'>,  <O`>Leave<O'>,  <O`>Temporary
Lodging<O'>,
<O`>Disclosure   of   Other   Business   Interests<O'>,
<O`>Notice<O'>    or
<O`>Severance<O'>  sections  that  appear  below  will  apply  to you  in this
position. Further, the Company and you also now agree that neither party is able to terminate your employment as Advisor before 21 months<O~> employment in this role has been completed.

DUTIES OF PRESIDENT/CEO. As you know, the Company has been in existence for two and one-half years and is now past the <O`>start-up<O'> phase. We are in a period of exciting growth and transition, which we would like for you to continue and accelerate. The Board of Directors of the Company expects that you will:

<circle> within the first 45 days of your employment, present a written version
   of your operating plan to the Board for its review and concurrence. Your operating plan must detail (i) how the Company will achieve and exceed in
   1998 the sales, bookings and net operating income targets presented in the
   Strategic  Business  Plan for the Communications Division
(dated December 5,
   1997), and (ii) state your financing objectives and plans;

<circle> within three to  six  months  of  your  start  date,  to present your
   strategic plan to the Board for its review and concurrence;

<circle>  obtain and close on financing for the Company in an amount  not  less
   than US$2.5 million by August 15, 1998 D this amount and its achievement date will be subject to modification depending on the success in arranging an extension or renewal of the letter of credit;

<circle>  assess  and  make recommendations for the Company<O~>s team-building
   skills and competencies;

<circle> also assume the  position  of  CEO  at  the  Company<O~>s wholly-owned
   subsidiary, TSI TelSys Inc. and Acting CEO at the Company<O~>s subsidiary,
   TSI Technology Inc., for the flat fee of US$1.00 per year at each subsidiary;

AS  YOU KNOW, WE HAVE BEGUN PREPARING TO RESTRUCTURE OF THESE TWO
SUBSIDIARIES.
   IT  IS  EXPECTED  THAT  AFTER  THIS  RESTRUCTURE,  TSI  TELSYS
INC. WILL BE
   PRIMARILY FOCUSED ON THE COMMUNICATIONS BUSINESS, WHILE TSI
TECHNOLOGY  INC.
   WILL  BECOME  FOCUSED  ON  RECONFIGURABLE  COMPUTING. IT IS
ALSO OUR CURRENT
   INTENTION, SUBJECT TO THE APPROVAL OF THE STRATEGIC  PLAN  BY
THE BOARD, TO
   SEPARATE  TSI  TECHNOLOGY  INC.  FROM TSI TELSYS CORPORATION
AND TO  RECRUIT
   ANOTHER INDIVIDUAL TO HEAD THE FORMER COMPANY AS CEO.

<circle> implement and carry out any other additional duties assigned to you by
   the Board from time to time.

ADDITIONAL INCENTIVE COMPENSATION. In addition to your monthly salary as
President/CEO and/or as Vice-Chairman, the Company agrees to offer additional incentive compensation in the form of Stock Option Compensation, as outlined in
<O`>Attachment  A:  Stock  Option  Compensation<O'>,  and  in  the
form  of  a
Performance Bonus, as outlined in <O`>Attachment B: Performance
Bonus<O'>.

BENEFITS. While you are  employed  as  President/CEO  or  as Vice-
Chairman, the
Company will provide you with benefits that include health and life insurance, workers<O~> compensation, social security and a 401(k) plan, which will be described in a separate brochure. There will be an employee contribution required to participate in certain benefits, many of which are administered by an outside vendor, Administaff. Under this arrangement, you will be an employee of both Administaff (for purposes of payroll, insurance and so forth) and the
Company through TSI TelSys Inc. You will be required to complete an employment application and other administrative documents as part of the hiring process.

LEAVE. President/CEO is a full-time position. However, the Company recognizes that you have some outside commitments. You and the Company agree that these outside commitments will not exceed four working days a month and that if you elect to take any one or all of those days, you will take them as unpaid leave. You are entitled to three (3) weeks<O~> paid vacation a calendar year (pro rated). The Company<O~>s composite leave policy will NOT apply to you while you are President/CEO. The Company<O~>s composite leave policy will apply to you on a pro rata basis while you are employed as
Vice-Chairman. The composite leave policy will NOT apply to you when you become
Advisor, however.

TEMPORARY LODGING. During your employment as President/CEO, the Company will reimburse you for actual and reasonable temporary lodging expenses you incur to facilitate your employment commitment in the Columbia office, at a rate not to exceed US$110 per night on a tax-grossed-up basis, and subject to a maximum of
US$1,500 per month on a tax-grossed-up basis.

NON-COMPETE. In consideration for your employment and the compensation and benefits that you will receive, provided that the Company is not in default on its obligations, the Company requires that, (i) during and for two years after your employment with the Company as either President/CEO or as Vice-Chairman and also (ii) during your employment with the Company as Advisor, you agree:

<circle>  NOT  to  engage  in  any  business  activities  for your own account,
   directly or indirectly, other than via investments in mutual funds, or to act as an officer, director, agent, or in any other capacity of any other corporation, partnership, or any other business organization that have or may have business interests that are similar or in any way connected to or competitive with the Company<O~>s interests or the interests of any of its subsidiaries without the knowledge of and approval by the Board;

<circle>  NOT to solicit, directly or indirectly, any customers of the  Company
   or of any of its subsidiaries to divert their business in any way to you or to any corporation, partnership or any other business organization in which you have a financial interest, directly or indirectly, without the knowledge of and approval by the Board;

<circle> NOT to solicit, directly or indirectly, any employee of the Company or
   of any of its subsidiaries to leave the Company for any other corporation, partnership or any other business organization without the knowledge of and approval by the Board.

You agree that the scope of this agreement not to compete and the nature and duration of the restrictions are reasonable and necessary for the proper protection of the Company. In the event that any person or entity successfully contests the validity or enforceability of this agreement not to compete in its present form, the agreement not to compete shall not be deemed invalid or unenforceable, but shall instead be deemed modified so as to be valid and enforceable. This non-compete provision may be enforced through request for injunctive relief or damages in any court of competent jurisdiction.

DISCLOSURE OF OTHER  BUSINESS INTERESTS.  You agree that within 21 days of your
start date as President/CEO,   you  will  disclose  to  the Board
of TSI TelSys
Corporation all other business interests in which you have
greater than a five
percent   (5%)   ownership   interest.  During  your  term  of
employment   as
President/CEO or as Vice-Chairman,  you  also  agree to notify the
Board of any
changes to your ownership interest in any of these  other business interests or
in any other business interests in which you acquire  a  greater than  a  five
percent (5%) ownership interest: such notification is to be made within 21 days
of any such change. You also agree, while employed as
President/CEO or as Vice-
Chairman,   not  to act as an officer, director, agent or in any
other capacity
of any other corporation, partnership or any other business organization without the knowledge of the Board. You also agree, while employed as
President/CEO or as Vice-Chairman,
not to act as an officer, director, agent, or in any other capacity of any other corporation, partnership or any other business organization that have or may have business interests that are similar or in any way connected to or competitive with the Company<O~>s interests without the knowledge of and approval by the Board.

You  also  agree,  while employed as President/CEO  or  as  Vice-
Chairman,   to
disclose to the Board all investment banks and stockbroking companies with which you have had any business dealings over the past three years. You also agree to disclose to the Board, at a time and date no later than the following
Board meeting, any business dealings you have or have arranged with any investment banks and stockbroking companies for your own account, directly or indirectly, or as an officer, director, agent, or in any other capacity of any other corporation, partnership, or any other business organization while you are employed as President/CEO or as Vice-Chairman.

NON-DISCLOSURE  OF  COMPANY MATTERS. You  will  be  required  to sign  a  non-
disclosure agreement,  the  purpose  of  which is to safeguard the
Company<O~>s
interests  in  proprietary  information  developed   by  the
Company  and  its
subsidiaries.

NOTICE.  While you are employed as President/CEO or as  Vice-
Chairman,  if  you
decide to terminate your employment with the Company, you are required to give at least three months<O~> prior written notice to the Board.

The Company  has  the right to terminate your employment as
President/CEO or as
Vice-Chairman at any  time  with  or  without  prior written notice. Other than
termination  for  just  cause,  if  the  Company  decides   to
terminate  your
employment, you will be entitled to receive the severance package described in
the following section entitled <O`>Severance<O'>. The Company will be  entitled
to  terminate  your employment without notice and without
severance package  to
you for just cause.  For  the  purposes  of  this  employment letter, <O`>just
cause<O'>  shall  mean:  (I) commission of a willful act of
dishonesty  in  the
course of your duties; (ii)  conviction by a court of competent jurisdiction of
a crime constituting a felony  or  conviction  in  respect of any act involving
fraud,  dishonesty  or  moral  turpitude;  (iii)  performance   of
your   job
responsibilities while under the influence of alcohol or any controlled substance during working hours after the Company shall have provided written notice to you that your behaviour is inappropriate and will not be tolerated and has offered to you counselling services; (iv) frequent or extended, and unjustifiable (not as a result of your incapacity or disability) absenteeism which shall not have been cured within 30 days after the Company shall have advised you in writing of its intention to terminate your employment in accordance with these provisions in the event that such condition shall not have been cured; (v) willful and continued personal misconduct, action, inaction, inability or refusal by you to perform duties and responsibilities described under <O`>Duties<O'> above; (vi) material non-compliance with the terms of this employment letter.

The Company and you agree that if the Company chooses to terminate your employment as President/CEO, then you will be subsequently employed as Advisor to the Company for a period of 21 months, as described earlier, but you will
NOT be employed as Vice-Chairman. Also, the Company and you agree that if the
Company chooses to terminate your employment as Vice-Chairman, then you will be subsequently employed as Advisor to the Company for a period of 21 months.

Further, the Company and you agree that the Company<O~>s subsidiaries will be entitled to terminate your employment without notice and without severance for any reason, provided that your employment with the subsidiary (or subsidiaries) is not the primary source of your salary, benefits or other incentive compensation at that time.

SEVERANCE.   If  the  Company  decides  to   terminate   your
employment   as
President/CEO or as Vice-Chairman for any reason other than for just cause, you will be entitled to one of the following severance packages:

a) if the decision to terminate occurs within the first six months from the start date of your employment, you will be entitled to severance equivalent to six months<O~> salary as President/CEO (the total to be paid to you at one-sixth each month for six months) and to enjoy a continuation of the
   Company benefits (health and life insurance, workers<O~> compensation, social security and 401(k) plan) for the same six-month period. Further the six-
   month period during which you continue to draw salary and benefits will be hereinafter referred to as the <O`>Termination Period<O'>;

b) if the decision to terminate occurs more than six months from the start date of your employment and if you are at that time employed as President/CEO, you will be entitled to severance equivalent to nine months<O~> salary as
   President/CEO (the total to be paid to you at one-ninth each month for nine months) and to enjoy a continuation of the Company benefits
(health and life
   insurance, workers<O~> compensation, social security and 401(k) plan) for the same nine-month period. Further the nine-month period during which you continue to draw salary and benefits will be hereinafter referred to as the
   <O`>Termination Period<O'>;

c) if you are employed at that time as Vice-Chairman, you will be entitled to severance equivalent to twelve months<O~> salary as Vice-
Chairman (the total
   to be paid to you at one-twelfth each month for twelve months) and to enjoy a continuation of the Company benefits on a pro rata basis
(health  and life
   insurance, workers<O~> compensation, social security and 401(k) plan) for the same twelve-month period. The twelve-month period during which you continue to draw salary and benefits will be hereinafter referred to as the
   <O`>Termination Period<O'>.


NON-VESTING DURING TERMINATION PERIOD. If the Company decides to terminate your
employment as  President/CEO or as Vice-Chairman, it also can choose whether to
request you to continue  to come to work during the Termination
Period. Vesting
of  Time-Based  Stock  Options   granted  to  you  will  continue
through  the
Termination Period only if the Company requests you to continue to come to work, or unless you qualify for accelerating vesting of Time-Based Stock
Options by virtue of the completion of a Change of Control Transaction or Sale of the Communications Business during the 180 day period immediately following the termination of your employment as either President/CEO or as Vice-Chairman in which the Pre-Deal Valuation of the Company or the Pre-Deal Valuation of the
Communications Business is at least US$50 million and so long as you also played an active part in the negotiations with the purchaser prior to termination.

Vesting of Performance-Based Stock Options will also continue through the
Termination Period only if the Company requests you to continue to come to work, or unless you qualify for further vesting by virtue of the completion of a Change of Control Transaction or Sale of the Communications Business during the 180 day period immediately following the termination of your employment as either President/CEO or as Vice-Chairman in which the Pre-Deal Valuation of the
Company or the  Pre-Deal  Valuation  of the Communications
Business is at least
US$25 million and so long as you also played an active part in the negotiations with the purchaser prior to termination.

CHANGES IN DESIGNATION AND DUTIES TO ENABLE  TSI  TELSYS INC TO
OBTAIN FACILITY
CLEARANCE. The Company and you share an understanding that we are proceeding with this appointment letter, notwithstanding the possibility that the Company may find it desirable to redefine your role at some future date in order for its subsidiary, TSI TelSys Inc., to obtain facility clearance from the
Department of Security Services (<O`>DSS<O'>).

As you know, we are still exploring possibilities in this regard. It is possible, for example, that it would serve the Company<O~>s best interests if you step down as President/CEO of the Company in a few months<O~> time, while continuing to take charge of the operations of the subsidiary, TSI TelSys Inc, by becoming simply the CEO of the latter, which could then qualify for Facility
Clearance. If the Company and you mutually agree to terminate your employment as President/CEO of TSI TelSys Corporation for this reason, then you will be offered an equivalent employment package as

CEO of TSI TelSys Inc. (with the same salary and benefits as before and an incentive compensation package that will parallel what is contained herein).

GOVERNING LAW. This agreement, including all attachments, shall be interpreted pursuant to the laws of the State of Maryland except as to its law of conflicts.

We look forward to your joining the Company.

Sincerely,

For and on behalf of TSI TelSys Corporation


_____________________________________
Dr. Wan Muhamad Hasni Wan Sulaiman
Chairman

Attachment A: Stock Option Compensation
Attachment B: Completion of Tasks Bonus





I agree and accept employment on the terms set out above:

_____________________________________
Joseph T. Pisula

_____________________________________
Date

                                 ATTACHMENT A
                           STOCK OPTION COMPENSATION


GRANT OF STOCK OPTIONS.. TSI TelSys Corporation (the
<O`>Company<O'>) agrees to
grant  to  you  2,438,500  Stock  Options  on your start date, pursuant to  the
Company<O~>s  Key  Employee Incentive Stock Option  Plan  and
subject  to  the
conditions that no options are exercised by you until such time as the Montreal
Exchange has granted their approval of the issuance of the Stock
Options to you
and the Montreal Exchange and the shareholders of the Company have approved the
increase in the number of common share options available to be issued under the
Company<O~>s  Key  Employee  Share  Option  Incentive  Plan,  such shareholder
approval being sought  at  the  Annual  General  Meeting to be held on June 25,
1998. Of this total, 1,538,500 will be Time-Based  Stock  Options and  900,000
will be Performance-Based Stock Options. They will vest as per the schemes described below.

EXERCISE PRICE. The exercise price on these Stock Options will be set at either
(i) Cdn$0.45; or (ii) pursuant to the terms of  the  Key  Employee
Share Option
Incentive Plan, the average of daily high and low board lot trading prices on the Montreal Exchange for the immediately preceding five days on which trades occurred prior to the date of grant; whichever is the highest.

EXERCISE PERIOD. The exercise period for these Stock Options shall terminate 90 days from date that your employment (i.e., from the last day of employment as
Advisor) with the Company terminates.

CHANGES IN CAPITALIZATION. If the authorized capital of the Company as presently constituted is consolidated into a lesser number of common shares or subdivided into a greater number of common shares, the number of Stock Options covered by this letter and its attachments shall be decreased or increased proportionately, as the case may be, and the exercise price to be paid for each new share in TSI TelSys Corporation shall also be adjusted accordingly.

AMALGAMATION OR MERGER. If, from time to time, any other change is made in the capital of the Company or the Company amalgamates or combines, merges or consolidates with one or more other companies or corporations (and the right to do so is hereby expressly reserved by the Company) whether by way of arrangement, by exchange of shares, or otherwise, in each such case each Stock
Option shall extend to and cover the number, class and kind of shares or other obligations to which the holder of the Stock Option would have been entitled had the Stock Option been fully exercised immediately prior to the date such amalgamation, merger, combination or consolidation becomes effective and the then prevailing subscription price of the Shares or other obligations so covered shall be correspondingly adjusted if and to the extent that the Board considers it to be equitable and appropriate.

EXCEPTION  FOR  DISTRIBUTION  OR  RIGHTS OFFERING OF SHARES IN A
RECONFIGURABLE
COMPUTING  COMPANY.  It  is  currently  contemplated  that  the reconfigurable
business will be transferred to  a  separate subsidiary, such as
TSI Technology
Inc.,  and  that  shares  in  this subsidiary  could  then  be distributed  to
shareholders via a dividend or  via  a  rights  offering  or might even be sold
directly to a third party. It is the Company<O~>s understanding that holder of
Stock  Options would NOT be entitled to participate in the
dividend  or  rights
offering.  However,  if it is determined at a future date that holders of Stock
Options will be entitled  to  participate  to  some extent, you agree that your
participation   will  be limited to the extent that  you  have
already  become
vested or become entitled to vesting. In other words, if you have been granted a total of 2,438,500 Stock Options but only 833,333 have actually vested at the time of the distribution or rights offering of RC shares, and if the Company has decided to distribute 100 RC Shares for every 1,000 Stock Options, for example, then you agree that you would be entitled to 83,333 RC shares (NOT 243,850 RC shares).

DEFINITIONS:

     CHANGE OF CONTROL TRANSACTION (<O`>CCT<O'>):
     A CCT refers to a sale of shares or any combination or series of sales of shares or new issuances of shares that results in one single party or a group acting in concert accumulating more than 50% of the common shares of the Company.

     Notwithstanding  the  above,  for  the  purposes  of  this letter and its
     attachments, a CCT does not include a sale or transfer of
shares presently
     registered to Abrar Group International (hereinafter
<O`>A.G.I.<O'>) or to
     other  companies  in  the Abrar group of companies
(hereinafter  <O`>other
     Abrar-related companies<O'>)  if  that  sale  or   transfer
takes place to
     either:

     <circle> other Abrar-related companies; or

     <circle> an individual shareholder of A.G.I.; or

     <circle>  a company controlled by an individual shareholder of A.G.I..

     SALE OF THE COMMUNICATIONS BUSINESS (<O`>SCB<O'>):
     In the case that Communications and Reconfigurable Computing are both divisions of TSI TelSys Inc. on the Completion Date, then a SCB refers to the execution of a Sale and Purchase Agreement by both parties that involves a sale of the Communications Division.

     In the case that Reconfigurable Computing is no longer a division of TSI
     TelSys Inc. on the Completion Date, then a SCB refers to the execution of a Sale and Purchase Agreement by both parties that involves a sale of at least 50% of the common shares of TSI TelSys Inc.


     PRE-DEAL VALUATION OF THE COMPANY<O~>S EQUITY
(<O`>PDVCE<O'>):
      Recognizing that a Change of Control Transaction could involve significantly less than 100% of the  common  shares  of the Company, then
PDVCE will be
      calculated as follows:

     PDVCE = ( P x CE ) + <capital-sigma> ( V{i} x W{i} ) +
<capital-sigma> [ (
P - E{j} ) x W{j} x D{j }]

     where

      P    = total gross consideration agreed  to be paid by the
purchaser in a
Change of Control
            Transaction for the common shares in the Company that he agrees to purchase, divided
            by the number of common shares in the Company that he agrees to purchase;

      CE    =  total  number of common shares outstanding in the
Company on the
      Completion Date
            (see definition below) of the Change of Control
Transaction;

      V{i}    = total gross consideration agreed to be paid by the
purchaser in
      a Change of Control
            Transaction for the warrants (or options that have been vested by the Completion Date)
            of subset i which he agrees to purchase, divided by the number of warrants (or options
            that have been vested by the Completion Date) of subset i that he agrees to purchase;

      W{i}   = the total no. of warrants (or options that have
been  vested by
the Completion Date) of
            subset i that have been issued by the Company and which have not expired or
             been canceled  on  or  before the Completion Date of
the Change of
      Control Transaction;

      E{j}   = the exercise price of subset j of warrants (or
options that have
been vested by the
            Completion Date) which the purchaser has not agreed to purchase (i.e., they remain outside the deal);

     D{j}   = a dummy variable which  takes  the  value of either
(a) 1, if the
warrants (or
           options that have been vested by the Completion Date) of subset i can be considered to be <O^>in the money<O~> (i.e., if E{j} is less than or equal P) or
           (b) 0, if the warrants (or options that have been vested by the
     Completion
           Date) of subset i can be considered to be <O^>out of the money<O~>
     (i.e., if E{j} is

           greater than P);

     <capital-sigma> is a mathematical notation, that refers to summation.

     NOTE: PDVCE does NOT include the market value of the Company<O~>s debt obligations.


     PRE-DEAL VALUATION OF THE COMMUNICATIONS BUSINESS
(<O`>PDVCB<O'>):
     In the case that the Communications Business and Reconfigurable
Computing  are
     both divisions of TSI TelSys Inc. on the Completion Date of a Sale of the
     Communications Business, then PDVCB will be calculated as follows:

     PDVCB    = total gross consideration agreed to be paid by the
purchaser in
     a Sale
                of the Communications Business to acquire the Communications
                Division of TSI TelSys Inc.;

     NOTE: PDVCB does NOT take include the market value of TSI
TelSys Inc.<O~>s
debt
           obligations that may be attributable to the Communications Division.


     In the case that the Reconfigurable Computing business has already been taken out of TSI TelSys Inc. by the Completion Date, such that TSI TelSys
     Inc. is essentially a Communications Business only, and also recognizing that a Sale of the Communications Business could involve significantly less than 100% (e.g., 51%) of the common shares of the Company, then PDVCB will be calculated as follows:

     PDVCB = ( P x CE )

     where

     P    = total  gross  consideration agreed to be paid by the
purchaser in a
Sale of the
           Communications Business  for  the equity in TSI TelSys
Inc., that he
     agrees to
           purchase, divided by the number of shares in TSI TelSys
Inc. that he
     agrees to

           purchase;

     CE   = total number of common shares outstanding in TSI
TelSys Inc. on the
           Completion  Date  (see  definition   below)   of  the
Sale  of  the
     Communications
           Business.

     NOTE: PDVCB does NOT include the market value of the Company<O~>s debt obligations.

     Completion Date:
                <O`>Completion  Date<O'>  shall be the date on
which the
agreement for the sale
                and purchase of the shares has been executed by both parties.

     Current U.S. Dollar Equivalent Price:

                In the case that the Company becomes listed on a U.S. stock exchange, the <O`>Current U.S. Dollar Equivalent
Price<O'> will
                refer to the number of U.S. dollars equivalent to a specified
                Canadian price, after conversion at the daily closing exchange rate quoted by Bank of Canada, or quoted by another financial source that the Company and you mutually agree upon.


VESTING OF TIME-BASED STOCK OPTIONS. The Time-Based Stock Options will vest as follows:

     <circle> 18,500 will vest on your start date.

     <circle> 56,000 options will vest  each  month  from June
1998 to December
        1999 inclusive (19 months) for each full month that you complete as
        President/CEO. Vesting will occur on the first business day of each subsequent month.

     <circle> 28,500 options will vest each month  from  January
2000 to April
        2001 inclusive (16 months) for each full month that you complete as
        Vice-Chairman. Vesting will occur on the first business day of each subsequent month.

     <circle>  there  will  NOT  be any pro rata vesting  of  Time-
Based  Stock
        Options D e.g., if your employment  as President/CEO
ceases on December
        15,  1999, you will NOT be vested with  15/31  of  56,000
options  for
        December 1999.


     ACCELERATED   VESTING  OF  TIME-BASED  STOCK  OPTIONS.  As
an  additional
     incentive, all Time-Based Stock Options not already vested will vest immediately if either:

     <circle>  you  are  President/CEO  at  the  time  and either on or  before
        December 31, 1999, the average of daily high and low board lot trading prices on the primary exchange for a period of twenty days on which trades occur  (hereinafter  referred  to  as  the  <O`>20
Day  Average
        Price<O'>) reaches or exceeds Cdn$2.20, adjusted to take into account any changes in capitalization, or, in the case that the Company becomes listed on a U.S. stock exchange, that the average of daily high and low board lot trading prices on that U.S. exchange for a period of twenty days on which trades occur, and after converting each day<O~>s average to its Canadian dollar equivalent using the daily closing exchange rate quoted by Bank of Canada, (hereinafter referred to as the
<O`>US Dollar
        Equivalent of the 20 Day Average Price<O'>) reaches or exceeds
        Cdn$2.20, adjusted to take into account any changes in capitalization;
        or

     <circle> you are Vice-Chairman at the time and  either  on or before April
        30, 2001, the 20 Day Average Price reaches or exceeds Cdn$3.00, adjusted to take into account any changes in capitalization, or, in the case that the Company becomes listed on a U.S. stock exchange, that the
        US Dollar Equivalent of the 20 Day Average Price reaches or exceeds
        Cdn$3.00, adjusted to take into account any changes in capitalization;
        or

     <circle>
        there is the completion of a Change of Control Transaction or a Sale of the Communications  Business  in  which  the  Pre-Deal
Valuation of the
        Company<O~>s Equity or the Pre-Deal Valuation of the Communications
        Business is at least US$50 million, and either:

           (i) you are President/CEO on the Completion Date; or

           (ii) you are Vice-Chairman on the Completion Date; or

           (iii) the Completion Date occurs within 180 days after your term as either President/CEO or Vice-Chairman, and so long as you also played an active part in the negotiations with the purchaser prior to termination.

ENTITLEMENT TO VESTING OF PERFORMANCE-BASED  STOCK  OPTIONS.   You
can  become
entitled to the vesting of Performance-Based Stock Options through either (i) increases in the market value of TSI TelSys shares or (ii) the completion of a
Change of Control Transaction or a Sale of the Communications
Business or (iii)
some combination of both, as follows:

   (i) INCREASES  IN  THE  MARKET  VALUE  OF  TSI  TELSYS SHARES.
While you are
     employed as President/CEO and on or before December 31, 1999:

        a) you  will  be  entitled  to be vested with 83,333
Performance-Based
           Stock Options if the 20 Day Average Price for TSI
TelSys Corporation
           shares reaches or exceeds  Cdn$0.50  (or  the  Current
U.S.  Dollar
           Equivalent Price).

        b) you will be entitled to be vested with an additional 83,333
           Performance-Based  Stock Options whenever the 20 Day
Average  Price
           reaches the next price level that is Cdn$0.10 above its precedent.
           For  instance at Cdn$0.60 (or the  Current  U.S.
Dollar  Equivalent
           Price), you will be entitled to be vested with another 83,333
           Performance-Based Stock Options, at Cdn$0.70  (or  the
Current U.S.
           Dollar Equivalent Price) another 83,333, and so on.

        c) there will be 18 price levels that would trigger your entitlement to be vested, viz.: Cdn$0.50, Cdn$0.60, and at each Cdn$0.10 interval up to Cdn$2.20 (or the Current U.S. Dollar Equivalent
Prices).

        d) at the Cdn$2.20-level (or the Current U.S. Dollar
Equivalent Price),
           you will  be  entitled  to  be  vested with 83,339
Performance-Based
           Stock Options.

        e) however, you will not be entitled to be vested with any additional
           Performance-Based Stock Options at any prices above
Cdn$2.20.

        f) when there is either the completion of a Change of Control
           Transaction  or  a  Sale  of  the  Communications
Business  or  your
           employment as President/CEO or as Vice-Chairman terminates, then a pro rata calculation of the number of Performance Stock
Options that
           you have earned will be made. For instance, if the 20 Day Average
           Price has reached Cdn$1.09 at the time that any of these occur, then you will be entitled to 9/10ths of the entitlement earned if the 20
           Day Average Price had increased from Cdn$1.00 to Cdn$1.10 (i.e., an additional 75,000).

        g) you will only become entitled to be  vested  the first
time that the
           20 Day Average Price reaches or exceeds a particular
price level. It
           is NOT intended that you would become entitled to vest
an additional
           number  of  Performance-Based Stock Options if the  20
Day  Average
           Price exceeds Cdn$1.00 for a second time, for example.

        h)  both the number of Performance-Based Stock Options and the exercise
           price  may  be   adjusted,   as   described  in  the
<O`>Change  in
           Capitalization<O'> section above, to take into account any changes in capitalization since the original grant.

     If, by the time your employment as President/CEO terminates, your entitlements to Performance-Based Stock Options are less than one and one half  million,  then  during  your  employment as Vice-
Chairman and on  or
     before April 30, 2001:

        [a] the difference between one and one half million and the number of entitlements earned as President/CEO will be calculated;

        [b] the highest round-number price level that was achieved will be determined (hereinafter the <O`>Previous Price Level
Attained<O'>).

        [c] the remaining entitlements will then be spread evenly from the
           Previous Price Level Attained up to the Cdn$3.00 level (or the
           Current U.S. Dollar Equivalent Price of Cdn$3.00), at Cdn$0.10
           intervals.

        [d] however, there will be no further entitlement to be vested with
           Performance-Based Stock Options at any prices above
Cdn$3.00.

        [e] also clauses (f), (g) and (h)  of  <O`>Section (i)
Increases in the
           Market Value of TSI TelSys Shares<O'> will continue to apply.

        EXAMPLE: Suppose that you had become entitled  to  833,333
Performance-
           Based Stock Options while serving as President/CEO and the 20 Day
           Average  Price  had  reached  a  maximum  of Cdn$1.445.
Then 666,667
           entitlements would be spread over 16 intervals from Cdn$1.50 to
           Cdn$3.00 D 41,666 per Cdn$0.10 intervals, and 41,677 at the Cdn$3.00 price level.

   (i) CHANGE OF CONTROL TRANSACTION  OR  SALE  OF THE
COMMUNICATIONS BUSINESS.
     You  will  be entitled to be vested with 450,000  Performance-
Based  Stock
     Options if a Change of Control Transaction of a Sale of the Communications
     Business is completed in which the Pre-Deal Valuation of the Company<O~>s
     Equity or the  Pre-Deal  Valuation  of  the  Communications
Business is at
     least US$25 million (twenty five million US dollars), so long as either:
     a) you are the President/CEO of the Company on the Completion
Date; or

     b) you are the Vice-Chairman of the Company on the Completion
Date; or

     c) the Completion Date occurs within 180 days after your term as either
        President/CEO or Vice-Chairman has ended, and so long as you also played an active role in the negotiations with the purchaser prior to termination.

     Furthermore, you will also be entitled to be vested with an additional
     12,500 Performance-Based Stock Options for every additional
US$1.0 million
     (one million US dollars), or a pro  rata  of  12,500 Stock
Options for any
     part of US$1.0 million, that the Pre-Deal Valuation of the Company<O~>s
     Equity  or the Pre-Deal Valuation of the Communications
Business,  as  the
     case may be, exceeds US$25 million -- up to a maximum valuation of US$61 million (sixty-one million US dollars) or a maximum of an additional
     450,000 Performance-Based Stock Options.

     At  US$61  million,  therefore,  you  would therefore be
entitled  to
900,000
     Performance-Based Stock Options in the  aggregate  (450,000 plus 450,000).
     You will NOT be entitled to be vested for any additional
Performance-Based
     Stock Options (i.e., none in excess of this 900,000) if the Pre-Deal
     Valuation of the Company<O~>s  Equity  or  the  Pre-Deal
Valuation of the
     Communications Business exceeds US$61 million.

   (i) VESTING UNDER A COMBINATION OF THE TWO SCHEMES. You can also be entitled to be vested under a combination of the two entitlement schemes discussed above. If so, the number of Performance-Based Stock Options that you would be entitled to be vested with will be the sum of the number you would be entitled to under each of the two schemes, except that the total number of
     Performance-Based Stock Options that you may become entitled to will never exceed one and one half million.

     For example,  if  you  are entitled to be vested with 833,333
Performance-
     Based Stock Options (because the 20 Day Average Price reached Cdn$1.40 while you are employed as President/CEO, for instance) and you also closed a Change of Control Transaction or Sale of Communications
Business  at  a
     Pre-Deal Valuation of US$45 million (entitling you to vest a further
     700,000 Performance-Based Stock Options), then you would still have earned entitlements to vest only one and one half million
Performance-Based Share
     Options.

NON-VESTING DURING TERMINATION PERIOD. If the Company decides to terminate your
employment as President/CEO or as Vice-Chairman, it also can choose whether to
request you to continue to come to work during the termination period. Vesting
of  Time-Based  Stock  Options  granted  to  you  will  continue
through   the
termination period only if the Company requests you to continue to come to work, or unless you qualify for accelerating vesting of Time-Based Stock
Options by virtue of the closing of a Change of Control Transaction or Sale of the Communications Business during the 180 day period immediately following your employment as either President/CEO or as Vice-Chairman in which the Pre-
Deal Valuation of the Company or the Pre-Deal Valuation of the Communications
Business is at least US$50 million and so long as you also played an active part in the negotiations with the purchaser prior to termination.

Vesting of Performance-Based Stock Options will also continue through the termination period only if the Company requests you to continue to come to work, or unless you qualify for further vesting by virtue of the closing of a
Change of Control Transaction or Sale of the Communications
Business during the
180 day period immediately following your employment as either President/CEO or as Vice-Chairman in which the Pre-Deal Valuation of the Company or the Pre-Deal
Valuation of the Communications Business is at least US$25 million and so long as you also played an active part in the negotiations with purchaser prior to termination.

Up  to  900,000  Performance-Based  Stock Options will vest as soon as you have
become entitled to their vesting. If  you  become entitled to more than 900,000
Performance-Based Stock Options. Based on the  vesting  program laid out above,
the total number of Performance-Based Stock Options that  you could conceivably
be entitled to vest could aggregate to 1,500,000, which is  in excess  of  the
900,000  Performance-Based Stock Options actually being granted to you. In this
circumstance, i.e., where you become entitled to more than 900,000
Performance-
Based  Options,   the   Company   agrees   that  compensation  as
outlined  in
<O`>Attachment B: Performance Bonus<O'> will  be  paid  to you as consideration
for having outperformed the benchmarks for the 900,000 Performance-
Based  Stock
Options.

                                 ATTACHMENT B
                               PERFORMANCE BONUS


1) PERFORMANCE BONUS. If you have earned the entitlement to more than 900,000
   Performance-Based Stock Options, then the Company will provide you with additional compensation, which will either take the form of (a) an
   Additional Cash Bonus or (b) Additional Stock Options combined with a Cash
   Top-Up Payment.

     (a)  ADDITIONAL CASH BONUS ALTERNATIVE. The Additional Cash
Bonus will  be
        calculated as follows:
               <capital-sigma> [ Q x ( P - OEP) x TF ]

                where:

                Q    = the number of entitlements in excess of
900,000 that
                      you have earned

                P    = the average of daily high and low board
trading prices
                      on the principal exchange for the
immediately preceding
                      five days on which trades occur

                OEP = the original exercise price on the original 2,438,500
                Stock
                      Options granted to you

                TF   = either 1.000, 1.192 or 1.324, depending on
the date that
you
                      earn the respective entitlements, viz:

                      TF = 1.000 if the entitlements were earned in the first
                           12 months from your start date

                      TF   = 1.192 if the entitlements were earned
in the
13{th} to
                           18{th} month from your start date

                      TF   = 1.324 if the entitlements were earned
after
                           18 months from your start date.
                <capital-sigma>  is a mathematical  notation,
that  refers  to
                   summation.
                      Here, the formula  within the square
brackets
                      is to be calculated for all the actual cases in which
                      you  earn entitlements  in  excess  of
900,000  and  the
                      results of each calculation are to be
summed.

     The Company agrees to pay you this additional cash bonus:

           <circle> on the date  that  full  payment  has  been
received by the
              seller in the case that a Change of Control
Transaction  or  Sale
              of the Communications Business is completed; or

           <circle>  in  the case that your entitlement to this
additional cash
              bonus arises from the increase in market value of TSI TelSys shares either:

                <circle> if the additional cash bonus is less than
Cdn$100,000,
                   by a lump sum payment to you within 10 days
from the date on
                   which   all  2,438,500  vested  Stock  Options
have   been
                   exercised; or

                <circle>
                   if the additional cash bonus is greater than Cdn$100,000 and less than Cdn$400,000, by equal monthly installments (1/12 of the total to be paid to you per month) over a one-year
                   period beginning from the date on which all 2,438,500 vested
                   Stock Options have been exercised;

                <circle>   it  the  additional  cash  bonus  is
greater   than
                   Cdn$400,000,  by  equal  monthly  installments
(1/24 of the
                   total to be paid to you per month) over a two-year period
                   beginning from the date on which all 2,438,500 vested Stock
                   Options have been exercised.

           <circle> or an appropriate  combination  of  the two,
if some of the
              entitlements arise from a Change of Control
Transaction  or Sale
              of the Communications Business and some arise from an increase in the market value of TSI TelSys shares.

     (a)  ADDITIONAL  STOCK  OPTIONS  WITH  CASH  TOP-UP  PAYMENT
ALTERNATIVE.
        Notwithstanding the foregoing, the Company shall have the right to substitute for the additional cash bonus in (a) above by granting you up  to an additional 600,000 Performance-Based Stock
Options.  In  the
        event  that the Company grants you these additional Stock
Options, then
        the difference between the original exercise price of the 2,438,500 original Stock Options and the exercise price of the 600,000 Stock
        Options multiplied by the additional number of Performance-Based Stock
        Options being vested  shall  be paid to you as a Cash Top-
Up Payment on
        the date(s) that any of the 600,000 Stock Options are exercised. All
        Stock Options that become vested shall be exercised on a <O`>First
        In/First Out<O'> basis such that the Cash Top-Up Payment would be paid only after all of the vested Stock Options from the 2,438,500 pool had been exercised.

1) CASH BONUS FOR CHANGE OF CONTROL TRANSACTION  OR  SALE OF THE
COMMUNICATIONS
   BUSINESS.

The Company also agrees to pay to you an additional cash bonus on the date that full payment has been received by the seller in the event that a Change of
   Control Transaction or Sale of the Communications Business is completed, so long as you were either:

     <circle>  employed  as  either  President/CEO or as Vice-
Chairman  of  the
        Company on the Completion Date; or

     <circle> meet all three of the following conditions: (i) had been employed
        as either President/CEO or as  Vice-Chairman  within  180
days  of the
        Completion Date, (ii) had not been terminated for just cause; and (iii)
        had also played an active role in the negotiations with the purchaser prior to termination.

   The amount of this additional bonus will be as follows:

     <circle> if the  Completion  Date  of the Change of Control
Transaction or
        Sale of the Communications Business occurs within 12 months from your start date, there will be no additional cash bonus
(<O`>nil<O'>).

     <circle> if the Completion Date of the Change of  Control
Transaction  or
        Sale  of  the  Communications  Business occurs within 13-
18 months from
        your  start  date,  the size of this  additional  cash
bonus  will  be
        equivalent to 0.5% (one  half of one percent) of the Pre-
Deal Valuation
        of  the  Company<O~>s  Equity   or   the   Pre-Deal
Valuation  of  the
        Communications Business, whichever is relevant.

     <circle>
        if the Completion Date of the Change of Control
Transaction or Sale of
        the Communications Business occurs more than 18 months from your start date, the size of this additional cash bonus will be equivalent to
        0.75% (three quarters of  one percent) of the Pre-Deal
Valuation of the
        Company<O~>s Equity or the Pre-Deal Valuation of the Communications
        Business, whichever is relevant.



14